POWER OF ATTORNEY

The undersigned officer or Board member of each of CitizensSelect Funds, Dreyfus Cash Management, Dreyfus Government Cash Management Funds and Dreyfus Treasury Securities Cash Management (each, a "Fund") hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Amanda C. Quinn, Peter M. Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign a Fund's Registration Statement on Form N-14 (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Renee LaRoche-Morris	November 18, 2020
Renee LaRoche-Morris President (Principal Executive Officer)

/s/ James Windels	November 18, 2020
James Windels Treasurer (Principal Financial and Accounting Officer)

/s/ Joseph S. DiMartino	November 18, 2020
Joseph S. DiMartino Chairman of the Board

/s/ Francine J. Bovich	November 18, 2020
Francine J. Bovich Board Member

/s/ J. Charles Cardona	November 18, 2020
J. Charles Cardona Board Member

/s/ Gordon J. Davis	November 18, 2020
Gordon J. Davis Board Member

/s/ Andrew J. Donohue	November 18, 2020
Andrew J. Donohue Board Member

/s/ Isabel P. Dunst	November 18, 2020
Isabel P. Dunst Board Member

/s/ Nathan Leventhal	November 18, 2020
Nathan Leventhal Board Member

/s/ Robin A. Melvin	November 18, 2020
Robin A. Melvin Board Member

/s/ Roslyn M. Watson	November 18, 2020
Roslyn M. Watson Board Member

/s/ Benaree Pratt Wiley	November 18, 2020
Benaree Pratt Wiley Board Member